EXHIBIT 10(ag)
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                 EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

         THIS EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (this "EXIM Agreement") entered into as of June 22, 2009, with an effective date of May 31, 2009 (the "Effective Date") by and between (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 ("Bank") and (ii) SPIRE CORPORATION, a Massachusetts corporation, SPIRE SOLAR, INC., a Massachusetts corporation, SPIRE BIOMEDICAL, INC., a Massachusetts corporation, each with offices located at One Patriots Park, Bedford, Massachusetts 01730, and SPIRE SEMICONDUCTOR, LLC, a Delaware limited liability company (formerly known as Bandwidth Semiconductor, LLC), with offices at 25 Sagamore Park Road, Hudson, NH 03051 (jointly and severally, individually and collectively, the "Borrower"), provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

         1.       ACCOUNTING AND OTHER TERMS
                  --------------------------

                  (a) Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of the date hereof (as may be amended from time to time, the "Domestic Agreement"), together with related documents executed in conjunction therewith, (as may be amended from time to time, the "Domestic Loan Documents").

                  (b) Borrower and Bank desire in this EXIM Agreement to set forth their agreement with respect to a working capital facility to be guaranteed by the EXIM Bank.

                  (c) Accounting terms not defined in this EXIM Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this EXIM Agreement shall have the meanings set forth in Section 13 of the Domestic Agreement. All other terms contained in this EXIM Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

         2.       LOAN AND TERMS OF PAYMENT
                  -------------------------

         2.1 Promise to Pay. Borrower hereby unconditionally, jointly and severally, promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this EXIM Agreement.

         2.1.1    Revolving EXIM Advances.

                  (a) Availability. Subject to the terms and conditions of this EXIM Agreement and to deduction of Reserves, Bank will make EXIM Advances to Borrower up to the Availability Amount. Amounts borrowed under the Revolving Line may be repaid, and prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

                  (b) Termination; Repayment. The Revolving Line terminates on the earlier of (i) the Revolving Line Maturity Date or (ii) the termination of the Domestic Agreement, when the principal amount of all EXIM Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

         2.1.2    Letters of Credit Sublimit.

                  (a) Letters of Credit. Subject to the terms of this EXIM Agreement, Bank shall issue or have issued Letters of Credit for Borrower's account. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's standard Application and Letter of Credit Agreement (the "Letter of Credit Application"). Borrower agrees to reimburse Bank for all drawings made under Letters of Credit immediately upon the date of such drawing. If, on the Revolving Line Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. Borrower agrees to execute any further documentation in connection
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with the Letters of Credit as Bank may reasonably request. The obligation of
Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this EXIM Agreement, such Letters of Credit, and the Letter of Credit Application.

                  (b) Maximum Amount. The maximum face amount of all Letters of Credit issued hereunder, together with the aggregate amount of outstanding Credit Extensions made pursuant to Section 2.1.1, shall not exceed the Revolving Line.

         2.2 Overadvances. If at any time or for any reason the total of all outstanding Credit Extensions made pursuant to this EXIM Agreement exceeds the Availability Amount (such excess amount being an "Overadvance"), Borrower shall immediately pay the amount of the excess to Bank, without notice or demand. Without limiting Borrower's obligation to repay to Bank the amount of any Overadvance, Borrower agrees to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

         2.3      Payment of Interest on the Credit Extensions.

                  (a) Interest Rate; EXIM Advances. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the Prime Rate plus one and three-quarters percent (1.75%); provided, however, that beginning with the month following the date that Borrower provides evidence satisfactory to Bank, in its sole discretion, that Borrower has maintained Net Income, based on the trailing three (3) month period ending on the date of measurement, of at least One Dollar ($1.00), then, subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the Prime Rate plus three-quarters percent (0.75%).

                  (b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate that is otherwise applicable thereto (the "Default Rate"). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

                  (c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

                  (d) 360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                  (e) Debit of Accounts. Bank may debit the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

                  (f) Payment; Interest Computation; Float Charge. Interest is payable monthly on the last calendar day of each month. In computing interest on the Obligations, all Payments received after 12:00 p.m. Pacific time on any day shall be deemed received on the next Business Day. In addition, so long as any principal or interest with respect to any Credit Extension remains outstanding, Bank shall be entitled to charge Borrower a "float" charge in an amount equal to three (3) Business Day's interest, at the interest rate applicable to the EXIM Advances, on all payments received by Bank. The float charge for each month shall be payable on the last day of the month. Bank shall not be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Bank in its reasonable business judgment, and Bank may charge Borrower's Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.

         2.4      Fees. Borrower shall pay to Bank:

                  (a) Commitment Fee. A fully earned, non-refundable commitment fee, payable in accordance with the terms and conditions of the Domestic Agreement;

                  (b) Letter of Credit Fee. Bank's customary fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance, each anniversary of the issuance, and the renewal of such Letter of Credit; and

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                  (c) Bank Expenses. All Bank Expenses (including reasonable and documented attorneys' fees and expenses for documentation and negotiation of this EXIM Agreement) incurred through and after the Effective Date, when due.

         2.5 Use of Proceeds. Borrower will use the proceeds of the EXIM Advances only for the purposes specified in the EXIM Borrower Agreement. Borrower will not use the proceeds of the EXIM Advances for any purpose prohibited by the EXIM Borrower Agreement.

         2.6 EXIM Guaranty. To facilitate the financing of Eligible EXIM Accounts, the EXIM Bank has agreed to guarantee the EXIM Loans made under this EXIM Agreement, pursuant to a Master Guarantee Agreement, Loan Authorization Agreement and (to the extent applicable) Delegated Authority Letter Agreement (collectively, the "EXIM Guaranty"). If, at any time after the EXIM Guaranty has been entered into by Bank, for any reason other than due to any action or inaction of Borrower under the EXIM Guaranty, (a) the EXIM Guaranty shall cease to be in full force and effect, or (b) if the EXIM Bank declares the EXIM Guaranty void or revokes any obligations thereunder or denies liability thereunder, Borrower shall immediately repay all outstanding EXIM Advances hereunder, and Borrower shall cash collateralize all issued and undrawn letters of credit issued by Bank, if any. If, at any time after the EXIM Guaranty has been entered into by Bank, for any reason other than as described in the foregoing sentence, (x) the EXIM Guaranty shall cease to be in full force and effect, or (y) the EXIM Bank declares the EXIM Guaranty void or revokes any obligations thereunder or denies liability thereunder, any such event shall constitute an Event of Default under this EXIM Agreement. Nothing in any confidentiality agreement, in this EXIM Agreement or in any other agreement, shall restrict Bank's right to make disclosures and provide information to the EXIM Bank in connection with the EXIM Guaranty.

         2.7 EXIM Borrower Agreement. Borrower shall execute and deliver a Borrower Agreement, in the form specified by the EXIM Bank (attached hereto as Annex A), in favor of Bank and the EXIM Bank, together with an amendment thereto approved by the EXIM Bank to conform certain terms of such Borrower Agreement to the terms of this EXIM Agreement (as amended, the "EXIM Borrower Agreement"). When the EXIM Borrower Agreement is entered into by Borrower and the EXIM Bank and delivered to Bank, this EXIM Agreement shall be subject to all of the terms and conditions of the EXIM Borrower Agreement, all of which are hereby incorporated herein by this reference. From and after the time Borrower and the EXIM Bank have entered into the EXIM Borrower Agreement and delivered the same to Bank, Borrower expressly agrees to perform all of the obligations and comply with all of the affirmative and negative covenants and all other terms and conditions set forth in the EXIM Borrower Agreement as though the same were expressly set forth herein. In the event of any conflict between the terms of the EXIM Borrower Agreement (if then in effect) and the other terms of this EXIM Agreement, whichever terms are more restrictive shall apply. Borrower acknowledges and agrees that it has received a copy of the Loan Authorization Agreement which is referred to in the EXIM Borrower Agreement. If the EXIM Borrower Agreement is entered into by Borrower and the EXIM Bank and delivered to Bank, Borrower agrees to be bound by the terms of the Loan Authorization Agreement, including, without limitation, by any additions or revisions made prior to its execution on behalf of EXIM Bank. Upon the execution of the Loan Authorization Agreement by EXIM Bank and Bank, it shall become an attachment to the EXIM Borrower Agreement. Borrower shall reimburse Bank for all fees and all out of pocket costs and expenses incurred by Bank with respect to the EXIM Guaranty and the EXIM Borrower Agreement, including, without limitation, all facility fees and usage fees, and Bank is authorized to debit any of Borrower's deposit accounts with Bank for such fees, costs and expenses when paid by Bank.

         2.8 Withholding. Payments received by Bank from Borrower hereunder will be made free and clear of any withholding taxes. Specifically, however, if at any time any governmental authority, applicable law, regulation or international agreement requires Borrower to make any such withholding or deduction from any such payment or other sum payment hereunder to Bank, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant governmental authority. Borrower will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower has made such withholding payment provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.8 shall survive the termination of this Agreement.

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         3.       CONDITIONS OF LOANS
                  -------------------

         3.1 Conditions Precedent to Initial Credit Extension. Bank's obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

                  (a) duly executed original signatures to the Loan Documents to which it is a party;

                  (b) the Economic Impact Certification, Loan Authorization Notice and EXIM Bank Application Form, in each case duly executed and together with original signatures, as applicable;

                  (c) duly executed original signatures to the completed Borrowing Resolutions for Borrower;

                  (d) a legal opinion of Borrower's counsel dated as of the Effective Date together with the duly executed original signatures thereto;

                  (e) payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof; and

                  (f) delivery of all such other documents as Bank reasonably deems necessary or appropriate.

         3.2 Conditions Precedent to all Credit Extensions. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

                  (a) timely receipt of any export purchase order and an EXIM Borrowing Base Certificate relating to the request;

                  (b) except as otherwise provided in Section 3.4, timely receipt of an executed Transaction Report;

                  (c) the representations and warranties in Section 5 shall be true in all material respects on the date of the Transaction Report and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

                  (d) in Bank's sole discretion, since the date of this EXIM Agreement, there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or there has not been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank; and

                  (e) the EXIM Guaranty shall be in full force and effect.

         3.3 Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this EXIM A

         3.4 greement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower's obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank's reasonable discretion.

         3.5 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this EXIM Agreement, to obtain an EXIM Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the EXIM Advance. Together with such notification, Borrower must promptly deliver to Bank by electronic mail or facsimile a completed Transaction Report (if required) executed by a Responsible Officer or his or her designee. Bank shall credit EXIM Advances to the Designated Deposit Account. Bank may make Advances under this EXIM Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee.

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         4.       CREATION OF SECURITY INTEREST
                  -----------------------------

         4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank's Lien under this EXIM Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this EXIM Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

         Notwithstanding the foregoing, it is expressly acknowledged and agreed that the security interest created in this EXIM Agreement in all of the Collateral (with the exception of Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles) is subject to and subordinate to the security interest granted to Bank in the Domestic Agreement and the security interest created in the Domestic Agreement with respect to such Export-Related Accounts Receivable, Export-Related Inventory and Export-Related General Intangibles is subject to and subordinate to the security interest granted to Bank in this EXIM Agreement with respect to such Export-Related Accounts Receivable, Export-Related Inventory and any Export-Related General Intangibles.

         4.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as "all assets of the Debtor" or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank's discretion.

         5.       REPRESENTATIONS AND WARRANTIES
                  ------------------------------

                  Borrower represents and warrants as follows:

         5.1 Domestic Loan Documents. The representations and warranties contained in the Domestic Loan Documents, which are incorporated into this EXIM Agreement by reference, are true and correct, and shall survive the termination of the Domestic Agreement.

         5.2 EXIM Borrower Agreement. The representations and warranties contained in the EXIM Borrower Agreement, which are incorporated by reference into this EXIM Agreement, are true and correct in all material respects.

         5.3      Accounts Receivable.

                  (a) For each Account with respect to which EXIM Advances are requested, on the date each EXIM Advance is requested and made, such Account shall meet the Minimum EXIM Eligibility Requirements set forth in Section 13 below.

                  (b) All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower's Books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an Eligible EXIM Account in any EXIM Borrowing Base Certificate. To Borrower's knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

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         6.       AFFIRMATIVE COVENANTS
                  ---------------------

         Borrower shall do all of the following:

         6.1 Domestic Loan Documents. Borrower shall comply in all material respects with the terms and provisions of the Domestic Loan Documents, which terms and provisions are incorporated into this EXIM Agreement and shall survive the termination of the Domestic Agreement, which shall include, without limitation, compliance with the financial reporting requirements set forth in the Domestic Agreement and the financial covenants set forth in the Domestic Agreement.

         6.2 EXIM Borrower Agreement. Borrower shall comply with all of the terms of the EXIM Borrower Agreement, including without limitation, the delivery of an EXIM Borrowing Base Certificate within five (5) days after the end of each week (monthly, within five (5) days after the end of each month during a Streamline Period) any and all notices required pursuant to the EXIM Borrower Agreement. In the event of any conflict or inconsistency between any provision contained in the EXIM Borrower Agreement with any provision contained in this EXIM Agreement, the more strict provision, with respect to Borrower, shall control.

         6.3 Terms of Sale. Borrower will, if required by EXIM Bank or Bank, cause all sales of products on which Credit Extensions are based to be (i) supported by one or more irrevocable letters of credit in an amount and of a matter, naming a beneficiary and issued by a financial institution acceptable to Bank and negotiated by Bank.

         6.4 Reporting Requirements. Borrower shall deliver all reports, certificates and other documents to Bank as provided in the EXIM Borrower Agreement, including, without limitation, an EXIM Borrowing Base Certificate on a monthly basis, purchase orders and any other information that Bank and EXIM Bank may reasonably request. In addition, Borrower shall comply with the reporting requirements set forth in the Domestic Loan Documents.

         6.5 EXIM Insurance. If required by Bank, Borrower will obtain, and pay when due all premiums with respect to, and maintain uninterrupted foreign credit insurance. In addition, if requested by Bank, Borrower will execute in favor of Bank an assignment of proceeds of any insurance policy obtained by Borrower and issued by EXIM Bank insuring against comprehensive commercial and political risk (the "EXIM Bank Policy"). The insurance proceeds from the EXIM Bank Policy assigned or paid to Bank will be applied to the balance outstanding under this EXIM Agreement. Borrower will immediately notify Bank and EXIM Bank in writing upon submission of any claim under the EXIM Bank Policy.

         6.6 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's Lien in the Collateral or to effect the purposes of this EXIM Agreement.

         7.       NEGATIVE COVENANTS
                  ------------------

         Borrower shall not do any of the following without Bank's prior written consent:

         7.1 Domestic Loan Documents. Violate or otherwise fail to comply with any provisions of the Domestic Loan Documents, which provisions are incorporated into this EXIM Agreement by reference, and shall survive the termination of Domestic Agreement.

         7.2 EXIM Borrower Agreement. Violate or otherwise fail to comply with any provision of the EXIM Borrower Agreement, including, without limitation, the negative covenants set forth therein.

         7.3 EXIM Guaranty. Take any action, or permit any action to be taken, that causes or, with the passage of time, could cause, the EXIM Guaranty to cease to be in full force and effect.

         8.       EVENTS OF DEFAULT
                  -----------------

         Any one of the following shall constitute an event of default (an "Event of Default") under this EXIM Agreement:

         8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

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         8.2      Covenant Default.

                  (a) Borrower fails or neglects to perform any obligation in 7; or

                  (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this EXIM Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

         8.3 Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

         8.4 Domestic Default. The occurrence of an Event of Default under the Domestic Loan Documents. The terms and provisions of Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10, 6.11 and Section 7 of the Domestic Agreement (including the cure provisions for such Sections contained in Section 8.2 thereof) are hereby incorporated by reference and shall survive the termination of the Domestic Agreement.

         8.5 EXIM Guaranty. If the EXIM Guaranty ceases for any reason to be in full force and effect, or if the EXIM Bank declares the EXIM Guaranty void or revokes any obligations under the EXIM Guaranty.

         9.       BANK'S RIGHTS AND REMEDIES
                  --------------------------

         9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following to the extent not prohibited by applicable law:

                  (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.3 occurs all Obligations are immediately due and payable without any action by Bank);

                  (b) stop advancing money or extending credit for Borrower's benefit under this EXIM Agreement or under any other agreement between Borrower and Bank;

                  (c) demand that Borrower (i) deposit cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

                  (d) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank's security interest in such funds, and verify the amount of such account;

                  (e) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

                  (f) apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

                  (g) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit;

                  (h) place a "hold" on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

                  (i) demand and receive possession of Borrower's Books; and

                  (j) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

         9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower's name on any checks or other forms of payment or security; (b) sign Borrower's name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower's insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of Bank's security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

         9.3 Accounts Collection. When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

         9.4 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this EXIM Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

         9.5 Application of Payments and Proceeds. Unless an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, or proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, first, to Bank Expenses, including without limitation, the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Bank in the exercise of its rights under this EXIM Agreement; second, to the interest due upon any of the Obligations; and third, to the principal of the Obligations and any applicable fees and other charges, in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

         9.6 Bank's Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

         9.7 No Waiver; Remedies Cumulative. Bank's failure, at any time or times, to require strict performance by Borrower of any provision of this EXIM Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank's rights and remedies under this EXIM Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay in exercising any remedy is not a waiver, election, or acquiescence.

         9.8 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

         9.9 EXIM Direction. Upon the occurrence of an Event of Default, EXIM Bank shall have right to (i) direct Bank to exercise the remedies specified in Section 9.1 hereof and (ii) request that Bank accelerate the maturity of any other loans to Borrower.

         9.10 EXIM Notification. Bank has the right to immediately notify EXIM Bank in writing if it has knowledge of any of the following events: (1) any failure to pay any amount due under this EXIM Agreement; (2) the EXIM Borrowing Base is less than the sum of the outstanding Credit Extensions; (3) any failure to pay when due any amount payable to Bank under any Loan Documents owing by Borrower to Bank; (4) the filing of an action for debtor's relief by, against or on behalf of Borrower; or (5) any threatened or pending material litigation against Borrower, or any material dispute involving Borrower.

                  If Bank sends a notice to EXIM Bank, Bank has the right to send EXIM Bank a written report on the status of events covered by the notice every thirty (30) days after the date of the original notification, until Bank files a claim with EXIM Bank or the defaults have been cured (but no EXIM Advances may be required during the cure period unless EXIM Bank gives its written approval). If directed by EXIM Bank, Bank will have the right to exercise any rights it may have against the Borrower to demand the immediate repayment of all amount outstanding under the EXIM Loan Documents.

         10.      NOTICES
                  -------

         All notices, consents, requests, approvals, demands, or other communication (collectively, "Communication"), other than EXIM Advance requests made pursuant to Section 3.4, by any party to this EXIM Agreement or any other Loan Document must be in writing and be delivered or sent by facsimile at the addresses or facsimile numbers listed below. Bank or Borrower may change its notice address by giving the other party written notice thereof. Each such Communication shall be deemed to have been validly served, given, or delivered:
(a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission (with such facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section
10); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below. EXIM Advance requests made pursuant to Section 3.4 must be in writing and may be in the form of electronic mail, delivered to Bank by Borrower at the e-mail address of Bank provided below and shall be deemed to have been validly served, given, or delivered when sent (with such electronic mail promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 10). Bank or Borrower may change its address, facsimile number, or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 10.

                  If to Borrower:         Spire Corporation
                                          Spire Semiconductor, LLC
                                          Spire Solar, Inc.
                                          Spire Biomedical, Inc.
                                          c/o Spire Corporation
                                          One Patriot Park
                                          Bedford, Massachusetts 01730
                                          Attn:  Christian Dufresne
                                          Fax:  781-275-7470
                                          Email: cdufresne@SpireCorp.com

                  with a copy to:         Greenberg Traurig LLP
                                          One International Place
                                          Boston, Massachusetts 02110
                                          Attention: Bradley Jacobson, Esquire
                                          Fax: 617.310.9000
                                          Email: jacobsonb@gtlaw.com

                  If to Bank:             Silicon Valley Bank
                                          One Newton Executive Park, Suite 200
                                          2221 Washington Street
                                          Newton, Massachusetts 02462
                                          Attn: Mr. Jay Tracy
                                          Fax: 617.969.4395
                                          Email: jtracy@svb.com

                  with a copy to:         Riemer & Braunstein LLP
                                          Three Center Plaza
                                          Boston, Massachusetts 02108
                                          Attention: Charles W. Stavros, Esquire
                                          Fax: 617.692.3441
                                          Email: cstavros@riemerlaw.com


         11.      CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
                  ------------------------------------------

         Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that nothing in this EXIM Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this EXIM Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower's actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREINABOVE, BANK SHALL SPECIFICALLY HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK'S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS EXIM AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS.

THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS EXIM AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

         12.      GENERAL PROVISIONS
                  ------------------

         12.1 Termination Prior to Revolving Line Maturity Date. This EXIM Agreement may be terminated prior to the Revolving Line Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Notwithstanding any such termination, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If such termination is at Borrower's election (regardless of the existence of any Event of Default), or at Bank's election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to one percent (1.00%) of the Revolving Line Amount (i.e. Fifty Thousand Dollars ($50,000)); provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank.

         12.2 Successors and Assigns. This EXIM Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this EXIM Agreement or any rights or obligations under it without Bank's prior written consent (which may be granted or withheld in Bank's discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights, and benefits under this EXIM Agreement and the other Loan Documents.

         12.3 Indemnification. Borrower agrees to indemnify, defend and hold Bank and EXIM Bank and each of its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank and/or EXIM Bank (each, an "Indemnified Person") harmless against: (a) all obligations, demands, claims, and liabilities (collectively, "Claims") asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by such Indemnified Person from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person's gross negligence or willful misconduct.

         12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this EXIM Agreement.

         12.5 Severability of Provisions. Each provision of this EXIM Agreement is severable from every other provision in determining the enforceability of any provision.

         12.6 Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

         12.7 Amendments in Writing; Integration. All amendments to this EXIM Agreement must be in writing signed by both Bank and Borrower. This EXIM Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this EXIM Agreement and the Loan Documents merge into this EXIM Agreement and the Loan Documents.

         12.8 Counterparts. This EXIM Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one EXIM Agreement.

         12.9 Survival. All covenants, representations and warranties made in this EXIM Agreement continue in full force until this EXIM Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this EXIM Agreement) have been satisfied. The obligation of Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

         12.10 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank's Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain any prospective transferee's or purchaser's agreement to the terms of this provision that any prospective transferee or purchaser shall have entered into an agreement containing provisions substantially the same as those in this
Section 12.9); (c) as required by law, regulation, subpoena, or other order; (d) to Bank's regulators or as otherwise required in connection with Bank's examination or audit; (e) as Bank considers appropriate in exercising remedies under the EXIM Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

         12.11 Borrower Liability. Either Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law. Each Borrower waives any right to require Bank to: (i) proceed against any Borrower or any other Person; (ii) proceed against or exhaust any security; or
(iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower's liability hereunder. Notwithstanding any other provision of this EXIM Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this EXIM Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this EXIM Agreement, any other Loan Document or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this EXIM Agreement or otherwise but only until such time as the Bank has been paid in full. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 12.11 shall be null and void. If any payment is made to a Borrower in contravention of this Section 12.11, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

         12.12 Right of Set Off. Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

         12.13 EXIM Borrower Agreement; Cross-Collateralization; Cross-Default; Conflicts. Both this EXIM Agreement and the EXIM Borrower Agreement shall continue in full force and effect, and all rights and remedies under this EXIM Agreement and the EXIM Borrower Agreement are cumulative. The term "Obligations" as used in this EXIM Agreement and in the EXIM Borrower Agreement shall include without limitation the obligation to pay when due all loans made pursuant to the EXIM Borrower Agreement (the "EXIM Loans") and all interest thereon and the obligation to pay when due all EXIM Advances made pursuant to the terms of this EXIM Agreement and all interest thereon. Without limiting the generality of the foregoing, the security interest granted herein covering all "Collateral" as defined in this EXIM Agreement and as defined in the EXIM Borrower Agreement shall secure all EXIM Loans and all EXIM Advances and all interest thereon, and all other Obligations. Any Event of Default under this EXIM Agreement shall also constitute a default under the EXIM Borrower Agreement, and any default under the EXIM Borrower Agreement shall also constitute an Event of Default under this EXIM Agreement. In the event Bank assigns its rights under this EXIM Agreement and/or under any note evidencing EXIM Loans and/or its rights under the EXIM Borrower Agreement and/or under any note evidencing Advances, to any third party, including, without limitation, the EXIM Bank, whether before or after the occurrence of any Event of Default, Bank shall have the right (but not any obligation), in its sole discretion, to allocate and apportion Collateral to the EXIM Borrower Agreement and/or note assigned and to specify the priorities of the respective security interests in such Collateral between itself and the assignee, all without notice to or consent of the Borrower. Should any term of the EXIM Agreement conflict with any term of the EXIM Borrower Agreement, the more restrictive term in either agreement shall govern Borrower.

         13.      DEFINITIONS
                  -----------

         13.1 Definitions. Except as otherwise defined, terms that are capitalized in this EXIM Agreement shall have the meaning assigned in the Domestic Agreement. As used in this EXIM Agreement, the following terms have the following meanings:

         "Availability Amount" is (a) the lesser of (i) the Revolving Line or
(ii) the EXIM Borrowing Base minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (c) the outstanding principal balance of any EXIM Advances.

         "Bank" is defined in the preamble hereof.

         "Borrower" is defined in the preamble hereof.

         "Buyer" is defined in the EXIM Borrower Agreement.

         "Capital Good" is defined in the EXIM Borrower Agreement.

         "Country Limitation Schedule" is defined in the EXIM Borrower Agreement

         "Credit Extension" is any EXIM Advance, Letter of Credit or any other extension of credit by Bank for Borrower's benefit.

         "Default Rate" is defined in Section 2.3(b).

         "Domestic Agreement" is defined in Section 1.1(a).

         "Domestic Loan Documents" is defined in Section 1.1(a).

         "Domestic Revolving Line" means the Revolving Line, as such term is defined in the Domestic Agreement.

         "Effective Date" is May 31, 2009.

         "Eligible EXIM Accounts" means Accounts arising in the ordinary course of Borrower's business from Non-U.S. Account Debtors and that meet all Borrower's representations and warranties in Section 5.3, conform in all respects to the EXIM Borrower Agreement, are denominated in U.S. Dollars payable in the United States and which Bank, in its good faith business judgment, shall deem eligible for borrowing, without limiting the fact that the determination of which Accounts are eligible for borrowing is a matter of Bank's good faith business judgment (the "Minimum EXIM Eligibility Requirements") are the minimum requirements for an Account to be an Eligible EXIM Account. Eligible EXIM Accounts shall not include:

         (a) Accounts that do not arise from the sale of Items in the ordinary course of Borrower's business;

         (b) Accounts that are not subject to a valid, perfected and enforceable first priority security in favor of Bank;

         (c) Accounts as to which any covenant, representation or warranty contained in the Loan Documents relating to such Account has been breached;

         (d) Accounts that are not owned by the Borrower, or are subject to any right, claim or interest of another party other than the Lien in favor of the Bank;

         (e) Accounts with respect to which an invoice has not been sent;

         (f) Accounts generated by the sale or provision of defense articles or services, subject to exceptions approved in writing by EXIM Bank;

         (g) Accounts due and owing from a military Buyer, subject to exceptions approved in writing by EXIM Bank;

         (h) Accounts due and payable from a foreign Buyer located in a country with which EXIM Bank is legally prohibited from doing business as set forth on the Country Limitation Schedule, including Accounts (or the appropriate pro-rata portion thereof) generated from Items exported to a country that EXIM Bank may do business with as set forth in the Country Limitation Schedule, which are re-exported to a country with which EXIM Bank is legally prohibited from doing business as set forth in the Country Limitation Schedule;

         (i) Accounts that do not comply with the requirements of the Country Limitation Schedule;

         (j) Accounts that are due and payable more than one hundred eighty
         (180) days from the date of invoice;

         (k) Accounts that are not paid within sixty (60) calendar days from their original due date unless insured through EXIM Bank export credit insurance for comprehensive commercial and political risk, in which case ninety (90) days shall apply;

         (l) Accounts that arise from the sale of goods or performance of services for an employee, stockholder, or Subsidiary of Borrower; intra-company Accounts or any Accounts generated from a stockholder or any Person with a controlling interest in Borrower or which shares common controlling ownership with Borrower;

         (m) Accounts that are backed by a letter of credit where the Items covered by the subject letter of credit have not yet been shipped, or where the covered services have not yet been provided;

         (n) Accounts that Bank or EXIM Bank, in its reasonable judgment, deem uncollectible or unacceptable, including, without limitation, finance charges or late charges imposed on a foreign Buyer by Borrower as a result of such foreign Buyer's past due status;

         (o) Accounts denominated in non-U.S. Dollars, unless (i) subject to a Foreign Currency Hedge Agreement; or (ii) pre-approved in writing by EXIM Bank;

         (p) Accounts that do not comply with the terms of sale as set forth by EXIM Bank;

         (q) Accounts due and payable from a Buyer who becomes unable to pat its debts or whose ability to pay its debts becomes questionable, in the sole discretion of Bank and/or EXIM Bank;

         (r) Accounts arising from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or that are evidenced by chattel paper;

         (s) Accounts for which the Items giving rise to such Accounts have not been shipped to the Buyer or when the Items are services, such services have not been performed or when the Export Order specifies a timing for invoicing the Items other than shipment or performance and the Items have not been invoiced in accordance with such terms of the Export Order, or the Accounts do not otherwise represent a final sale;

         (t) Accounts subject to any offset, deduction, defense, dispute, or counterclaim, or the Buyer is also a creditor or supplier of the Borrower, or the Accounts are contingent in any respect for any reason;

         (u) Accounts for which Borrower has made any agreement with the Buyer for any deduction therefrom except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

         (v) Accounts for which any of the Items giving rise to such Accounts have been returned, rejected or repossessed;

         (w) Accounts that arise from the sale of Items that do not meet the EXIM Bank fifty percent (50%) U.S. Content requirement; and

         (x) Accounts for which Bank or EXIM Bank, in each of its good faith business judgment, determines collection to be doubtful.

         Bank reserves the right at any time after the Effective Date to adjust the Minimum EXIM Foreign Eligibility Requirements in its good faith business judgment and establish new criteria to determine the foregoing.

         "Eligible EXIM Inventory" means at any time, the aggregate of Borrower's Inventory that (a) consists of (i) raw materials, (ii) work-in-process and (iii) finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, packaging or shipping materials, or supplies; (b) meets all applicable governmental standards; (c) has been manufactured in compliance with the Fair Labor Standards Act; (d) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; (e) is located at Borrower's principal place of business (or any location permitted under Section 7.2 of the Domestic Loan Agreement), that is intended for shipment outside the U.S., in each case that is subject to a valid Export Order. In no event shall Eligible EXIM Inventory include any Inventory:

         (a) that is not subject to a valid, perfected, and enforceable first priority Lien in favor of the Bank;

         (b) that is located at an address that has not been disclosed to the lender in writing;

         (c) that is not located in the United States, unless pre-approved by EXIM Bank in writing;

         (d) that is placed by the Borrower on consignment or held by the Borrower on consignment;

         (e) that is in the possession of a processor or bailee, or located on premises leased or subleased to the Borrower, or on premises subject to a mortgage in favor of a party other than the Bank, unless such processor or bailee or lessor or sublessor or mortgagee (as applicable) of such premises has executed and delivered all documentation which the Bank shall require to evidence its priority with respect to such Inventory as well as its right to gain access to such Inventory;

         (f) that is produced in violation of the Fair Labor Standards Act or subject to the "Hot Goods" provisions contained in 29 U.S. C. 215 or any successor statute or section;

         (g) as to which any covenant, representation, or warrant with respect to such Inventory contained in the Loan Documents has been breached;

         (h) that is an Item or is to be incorporated into Items that do not meet 50% U.S. Content requirements;

         (i)   that is demonstration Inventory;

         (j) that consists of proprietary software (i.e., software designed solely for the Borrower's internal use and not intended for resale);

         (k) that is damaged, obsolete, returned, defective, recalled or unfit for further processing;

         (l) that has previously been exported from the U.S.;

         (m) that constitutes or will be incorporated into Items that constitute, defense articles or services;

         (n) that is an Item or will be incorporated into Items that will be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities unless with EXIM Bank's prior written consent;

         (o) that is an Item or to be incorporated into Items destined for shipment to a country with which EXIM Bank is legally prohibited from doing business as designed in the current Country Limitation Schedule, or that the Borrower has knowledge will be re-exported by a foreign Buyer to a country in which EXIM Bank is legally prohibited from doing business;

         (p) that is an Item or is to be incorporated into Items destined for shipment to a buyer in a country in which EXIM Bank coverage is not available for commercial reasons as designated in the current Country Limitation Schedule, unless and only to the extent that such Inventory is sold to the foreign Buyer on terms of an irrevocable letter of credit confirmed by a bank acceptable to EXIM Bank;

         (q) that constitutes or is to be incorporated into Items whose sale would result in an Account that would not be an Eligible Export-Related Account Receivable;

         (r) that is included as eligible inventory under any other credit facility to which Borrower is a party; or

         (s) that is, or is to be incorporated into, an Item that is a Capital Good unless the transaction is in accordance with Section2 .14 "Economic Impact Approval" of the Borrower Agreement.
         Bank reserves the right at any time after the Effective Date to adjust the Eligible EXIM Inventory requirements in its good faith business judgment and establish new criteria to determine the foregoing.

         "Eligible Export-Related Accounts Receivable" is defined in the EXIM Borrower Agreement.

         "Event of Default" is defined in Section 8.

         "EXIM Advance" or "EXIM Advances" means an advance (or advances) under the Revolving Line.

         "EXIM Bank" means Export-Import Bank of the United States.

         "EXIM Borrower Agreement" is defined in Section 2.7.

         "EXIM Borrowing Base" is (a) ninety percent (90%) of Hedged Eligible EXIM Accounts; plus (b) seventy-five percent (75%) of all other Eligible EXIM Accounts billed in a Foreign Currency and not subject to a Foreign Currency Hedge Agreement; plus (c) the lesser of fifty percent (50%) of the value of Eligible Export Inventory (valued at the lower of cost or wholesale fair market value) or Three Million Dollars ($3,000,000) provided, however, that in no event shall Credit Extensions based on Eligible Export Inventory exceed the sum of sixty percent (60%) of all outstanding Credit Extensions under this EXIM Agreement plus the aggregate undrawn face value of all Letters of Credit, in each case as determined by Bank from Borrower's most recent EXIM Borrowing Base Certificate; provided, further, however, that Bank may decrease the foregoing amounts and/or percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

         "EXIM Borrowing Base Certificate" is that certain certificate describing the calculation of the EXIM Borrowing Base, provided to Borrower by Bank.

         "EXIM Guaranty" is defined in Section 2.5.

         "EXIM Loans" is defined in Section 12.13.

         "EXIM Note" is a certain Promissory Note of even date hereof, executed by Borrower in connection with this EXIM Agreement.

         "Export Order" is defined in the EXIM Borrower Agreement.

         "Export-Related Accounts Receivable" is defined in the EXIM Borrower Agreement.

         "Export-Related General Intangibles" is defined in the EXIM Borrower Agreement.

         "Export-Related Inventory" is defined in the EXIM Borrower Agreement.

         "Foreign Currency Hedge Agreement" means any agreement with respect to any swap, hedge, forward, future or derivative transaction or option or similar other similar agreement or arrangement, each of which is (i) for the purpose of hedging the foreign currency fluctuation exposure associated with Borrower's operations and Accounts, (ii) acceptable to Bank, in its reasonable discretion, and (iii) not for speculative purposes.

         "Hedged Eligible EXIM Accounts" are Eligible EXIM Accounts in which (i) all invoices are denominated in Dollars, or (ii) all invoices are in foreign currencies that are subject to a Foreign Currency Hedge Agreement.

         "Items" is defined in the EXIM Borrower Agreement.

         "Letter of Credit" means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.2(a).

         "Letter of Credit Application" is defined in Section 2.1.2(a).

         "Loan Documents" are, collectively, this EXIM Agreement, the Perfection Certificate, the Subordination Agreement, the Domestic Agreement, the Domestic Loan Documents, the EXIM Borrower Agreement, the EXIM Guaranty, the EXIM Note, any note, or notes or guaranties executed by Borrower and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this EXIM Agreement, all as amended, restated, or otherwise modified.

         "Minimum EXIM Eligibility Requirements" is defined in the defined term "Eligible EXIM Accounts".

         "Obligations" are Borrower's obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this EXIM Agreement, the Domestic Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit, cash management services, if any, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower's duties under the Loan Documents.

         "Perfection Certificate" is defined in Section 5.1.

         "Prime Rate" is the greater of (i) six percent (6.00%) per annum, or
(ii) Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "Revolving Line" is an EXIM Advance or EXIM Advances in an aggregate amount of up to Five Million Dollars ($5,000,000) outstanding at any time.

         "Revolving Line Maturity Date" is May 31, 2010.

         "Transfer" is defined in Section 7.1.

         "U.S. Content" is defined in the EXIM Borrower Agreement.


                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have caused this EXIM Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.


BORROWER:

SPIRE CORPORATION
By:      /s/ Roger G. Little                                 By:      /s/ Christian Dufresne
         -----------------------------------                          -----------------------------------
Name:    Roger G. Little                                     Name:    Christian Dufresne
Title:   President and Chief Executive Officer               Title:   Treasurer and Chief Financial Officer


SPIRE SOLAR, INC.
By:      /s/ Roger G. Little                                 By:      /s/ Christian Dufresne
         -----------------------------------                          -----------------------------------
Name:    Roger G. Little                                     Name:    Christian Dufresne
Title:   President and Chief Executive Officer               Title:   Treasurer and Chief Financial Officer


SPIRE BIOMEDICAL, INC.
By:      /s/ Roger G. Little                                 By:      /s/ Christian Dufresne
         -----------------------------------                          -----------------------------------
Name:    Roger G. Little                                     Name:    Christian Dufresne
Title:   President and Chief Executive Officer               Title:   Treasurer and Chief Financial Officer


SPIRE SEMICONDUCTOR, LLC f/k/a BANDWIDTH
SEMICONDUCTOR, LLC
By:  Spire Corporation, a Massachusetts corporation, its
sole Member and Manager
By:      /s/ Roger G. Little                                 By:      /s/ Christian Dufresne
         -----------------------------------                          -----------------------------------
Name:    Roger G. Little                                     Name:    Christian Dufresne
Title:   President and Chief Executive Office                Title:   Treasurer and Chief Financial Officer



BANK:
SILICON VALLEY BANK
By:      /s/ Jay T. Tracy
         -----------------------------------
Name:    Jay T. Tracy
Title:   Vice President


Effective Date: June 22, 2009